                                                                 EXHIBIT 99.1

                            ROCKY SHOES & BOOTS, INC.

                        Company Contact:    Jim McDonald
                                            Chief Financial Officer
                                            (740) 753-1951

                     Investor Relations:    Integrated Corporate Relations, Inc.
                                            Brendon E. Frey/Chad A. Jacobs
                                            (203) 682-8200

       ROCKY SHOES & BOOTS, INC. REPORTS RECORD REVENUES AND EARNINGS FOR
                      THE FOURTH QUARTER AND FULL YEAR 2004
          -- REPORTS RECORD FOURTH QUARTER REVENUES OF $32.9 MILLION --
          -- REPORTS RECORD FOURTH QUARTER EARNINGS OF $2.2 MILLION --
     -- RAISES FISCAL 2005 EARNINGS PER SHARE GUIDANCE TO $2.55 TO $2.65 --

NELSONVILLE, Ohio, February 16, 2005 - Rocky Shoes & Boots, Inc. (Nasdaq: RCKY) today announced record financial results for the fourth quarter and fiscal year ended December 31, 2004.

For the three months ended December 31, 2004, net sales increased 12.6% to a record $32.9 million compared to $29.2 million for the corresponding period a year ago. Net income rose 4.2% to a record $2.2 million versus net income of $2.1 million last year. Diluted earnings per share decreased to $0.43 versus $0.44 a year ago due to an increase in diluted shares outstanding in the fourth quarter of fiscal 2004 as compared to the fourth quarter of fiscal 2003.

For the full year ended December 31, 2004, net sales increased 24.6% to a record $132.2 million compared to net sales of $106.2 million for the year ended December 31, 2003. Net income rose 42.3% to $8.6 million versus net income of $6.0 million a year ago, and diluted earnings per share rose 31.8% to $1.74 versus $1.32 for the corresponding period last year.

Mike Brooks, Chairman and Chief Executive Officer of Rocky Shoes & Boots, stated: "We are very pleased with our record revenues and earnings for the fourth quarter, which represent a solid ending to a great year for our company. Throughout 2004 we made significant progress executing our strategic plan to further leverage our core competencies into additional footwear and non-footwear categories. Our success to date, evidenced by our growing occupational footwear business, is a testament to the strength of the Rocky brand. In addition, we have made meaningful strides with our apparel initiatives and continue to gain key market share and we are optimistic about our opportunities for this business going forward."

The Company recently announced it has received an order from the U.S. Military to produce Infantry Combat Boots (ICBs) for approximately $21 million. Shipment of the ICBs is expected to begin in the second quarter of fiscal 2005 with an estimated completion date of December 2005. All of the ICBs will be manufactured in the Company's factory in Moca, Puerto Rico.

Mr. Brooks commented, "This order represents a great opportunity for us to utilize our domestic manufacturing facilities in Puerto Rico and reflects our leadership position in the marketplace. We look forward to taking advantage of our operating platform to produce our high quality footwear for the U.S. Military."

FOURTH QUARTER RESULTS
Net sales for the fourth quarter increased 12.6% to $32.9 million compared to $29.2 million a year ago. The fourth quarter results benefited from shipments of $5.7 million of boots produced for delivery to the U.S. military versus $0.4 million for the corresponding period last year.

Gross profit decreased to $9.3 million, or 28.2% of sales, from $9.5 million or 32.5% of sales, for the same period last year. The 430 basis point decrease in the fourth quarter of 2004 was primarily due to the $5.3 million of increased shipments to the U.S. military in fourth quarter 2004. Military boots are sold at lower gross margins than branded products.

Selling, general and administrative (SG&A) expenses were $6.6 million, or 20.1% of sales for the fourth quarter of 2004 compared to $6.5 million, or 22.1% of sales, a year ago. The decrease as a percentage of sales is primarily due to nominal expenses associated with military shipments.

Income from operations decreased 11.9% to $2.7 million or 8.2% of net sales for the period from $3.0 million or 10.4% of net sales in the prior year.

FISCAL 2004 YEAR-END RESULTS
Net sales for the fiscal year ended December 31, 2004 increased 24.6% to $132.2 million compared to $106.2 million a year ago. This was primarily a result of an increase in branded sales of $9.0 million or 8.7% and shipments of $18.5 million of boots produced for delivery to the U.S. military versus $0.4 million for the corresponding period last year.

Gross profit increased to $38.7 million, or 29.2% of sales, from $32.8 million or 30.9% of sales, for the same period last year. The 170 basis point decrease in 2004 was primarily due to the $18.1 million of increased shipments to the U.S. military in 2004.

Selling, general and administrative (SG&A) expenses were $25.6 million, or 19.4% of sales for 2004 compared to $23.3 million, or 21.9% of sales, a year ago. The decrease as a percentage of sales is primarily due to nominal expenses associated with military shipments.

Income from operations improved 37.1% to $13.0 million or 9.8% of net sales for the full year 2004 versus $9.5 million or 9.0% of net sales in the prior year.

Mr. Brooks continued, "Fiscal 2004 was truly an historic year for our company highlighted by our announcement to acquire EJ Footwear. By combining forces with EJ we have more than doubled the size of our current business, diversified our operations, and significantly enhanced our prospects for growth. We are extremely excited about the many opportunities this acquisition has created and we look forward to leveraging each organization's strengths in order to fully maximize the potential of all our brands."

FUNDED DEBT
The Company's funded debt at December 31, 2004 was $16.5 million versus $18.0 million at December 31, 2003. The year-over-year decrease in funded debt was principally due to reductions in inventory.

INVENTORY
Inventory was $33.0 million at December 31, 2004 compared with $38.1 million on the same date a year ago. The decrease in inventory is primarily due to the implementation of improved inventory control systems.

OUTLOOK
The Company stated for fiscal 2005 it now expects to report net sales in the range of $300 to $305 million compared its previous guidance of $280 to $285 million and earnings per share in the range of $2.55 to $2.65, versus its previous guidance of $2.35 to $2.45.

Mr. Brooks concluded, "I am extremely proud of what we were able to accomplish this past year and would like to thank our entire organization for their hard work and dedication. We move ahead with a strong portfolio of leading brands, solid financials, and a management team focused on long-term growth and increased shareholder value."


ABOUT ROCKY SHOES & BOOTS, INC.
Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, and casual footwear, as well as branded apparel and accessories. The Company's footwear, apparel and accessories are marketed through several distribution channels, primarily under owned brands, ROCKY(R) and GATES(R), and as a result of the acquisition of EJ Footwear, GEORGIA BOOT(R), LEHIGH(R), DURANGO, and licensed brands, DICKIES(R) and JOHN DEERE(R).


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding shipments to the U.S. Military (paragraph 5 & 6) and management's guidance for fiscal 2005 (paragraph 18). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, that the audited financials for 2004 are not as contemplated herein and the various risks inherent in the Company's business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2003. One or more of these factors have affected historical results, and could in the future affect the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.




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                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED INCOME STATEMENTS


                                                        THREE MONTHS ENDED                      YEAR ENDED
                                                           DECEMBER 31,                         DECEMBER 31,
                                                      2004              2003              2004               2003
                                                      ----              ----              ----               ----
                                                   (UNAUDITED)       (UNAUDITED)       (UNAUDITED)
NET SALES                                          $32,879,994       $29,196,840       $132,248,963       $106,164,753

COST OF GOODS SOLD                                  23,605,969        19,701,519         93,583,637         73,383,128
                                                   -----------       -----------       ------------       ------------

GROSS MARGIN                                         9,274,025         9,495,321         38,665,326         32,781,625


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         6,593,376         6,454,566         25,640,907         23,278,449
                                                   -----------       -----------       ------------       ------------

INCOME FROM OPERATIONS                               2,680,649         3,040,755         13,024,419          9,503,176


OTHER INCOME AND (EXPENSES):
         Interest expense                             (379,538)         (431,272)        (1,335,100)        (1,378,131)
         Other - net                                   337,086           187,089            381,073            348,448
                                                   -----------       -----------       ------------       ------------
                  Total other - net                    (42,452)         (244,183)          (954,027)        (1,029,683)
                                                   -----------       -----------       ------------       ------------

INCOME BEFORE INCOME TAX                             2,638,197         2,796,572         12,070,392          8,473,493

INCOME TAX                                             451,437           698,174          3,476,000          2,434,250
                                                   -----------       -----------       ------------       ------------

NET INCOME                                         $ 2,186,760       $ 2,098,398       $  8,594,392       $  6,039,243
                                                   ===========       ===========       ============       ============

NET INCOME PER SHARE
         Basic                                     $      0.47       $      0.50       $       1.89       $       1.44
         Diluted                                   $      0.43       $      0.44       $       1.74       $       1.32

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
         Basic                                       4,635,958         4,221,998          4,557,283          4,189,794
                                                   ===========       ===========       ============       ============
         Diluted                                     5,035,424         4,775,880          4,953,529          4,560,763
                                                   ===========       ===========       ============       ============



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                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    DECEMBER 31, 2004        DECEMBER 31, 2003
                                                    -----------------        -----------------
                                                       (UNAUDITED)
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                        $  5,060,859             $  2,159,050
     Trade receivables - net                            27,182,198               19,532,287
     Other receivables                                   1,114,959                  830,131
     Inventories                                        32,959,123               38,068,187
     Deferred income taxes                               3,016,083                  959,810
     Prepaid expenses                                    1,522,120                1,045,238
                                                      ------------             ------------
         Total current assets                         $ 70,855,342             $ 62,594,703

FIXED ASSETS - net                                      20,179,486               17,610,238

DEFERRED PENSION ASSET                                   1,347,825                1,499,524

OTHER ASSETS                                             4,844,401                4,470,371
                                                      ------------             ------------

TOTAL ASSETS                                          $ 97,227,054             $ 86,174,836
                                                      ============             ============

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
     Accounts payable                                 $  4,340,105             $  2,810,161
     Current maturities - long-term debt                   492,020                  503,934
     Accrued taxes - other                                 422,692                  589,874
     Accrued salaries and wages                          1,295,722                1,885,896
     Accrued income taxes                                        0                  966,448
     Accrued other                                       1,229,332                  664,992
                                                      ------------             ------------
         Total current liabilities                       7,779,871                7,421,305

LONG TERM DEBT - less current maturities                16,044,544               17,514,994

DEFERRED LIABILITIES                                     1,985,826                2,853,860
                                                      ------------             ------------

TOTAL LIABILITIES                                       25,810,241               27,790,159

SHAREHOLDERS' EQUITY:
     Common stock, no par value                         38,445,129               34,880,199
     Accumulated other comprehensive loss               (1,077,586)              (1,950,400)
     Retained earnings                                  34,049,270               25,454,878
                                                      ------------             ------------

         Total shareholders' equity                     71,416,813               58,384,677
                                                      ------------             ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $ 97,227,054             $ 86,174,836
                                                      ============             ============
